Ex. 99.2 INFORMATION IN THE COMPANY'S PRESENTATION
Below is the Company's estimate of the size of the markets in which it participates and the Company's estimated share of such markets, all for calendar year 2016 ($ in billions):

	Reserve Power Product Line	Motive Power Product Line	Total

Total Market	$6.6	$3.5	$10.1
EnerSys Share of Relevant Market	13%	32%	20%

Geographic Split of Relevant Market
Americas	23%	39%	28%
EMEA (includes Europe, Middle East & Africa)	16%	41%	25%
Asia	61%	20%	47%

Split of Relevant Market by End-markets
Telecom	47%	—	31%
Uninterruptible Power Systems (UPS)	30%	—	19%
Reserve Other	23%	—	15%
Forklift Trucks	—	88%	31%
Motive Other	—	12%	4%

Regional Markets and Shares
Americas			$2.9
EnerSys share of relevant market			38%

EMEA (includes Europe, Middle East & Africa)			$2.5
EnerSys share of relevant market			27%

Asia			$4.7
EnerSys share of relevant market			5%

Note – Market size includes only the markets where EnerSys participates. Market size includes only batteries and chargers. It excludes the aerospace & defense and cabinet enclosures markets, (each estimated at $1 to $2 billion) and service revenue.

Below is the Company's fiscal year 2017 sales and the percent of sales split by product line, geographic region and end market ($ in billions):

	Reserve Power Product Line	Motive Power Product Line	Total

Net Sales	$1.14	$1.22	$2.37
Geographic split:
Americas			56%
EMEA (includes Europe, Middle East & Africa)			32%
Asia			12%

Split by End-markets:

Telecom	30%	—	15%
Uninterruptible Power Systems (UPS)	25%	—	12%
Reserve Other	45%	—	21%

Total Reserve Power	100%		48%

Forklift Trucks	—	88%	46%
Motive Other	—	12%	6%

Total Motive Power		100%	52%